Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion of our report dated March 28, 2016 on the consolidated financial statements of Brightree LLC and Subsidiaries as of and for the year ended December 31, 2015 in this Form 8-K/A and incorporated by reference in ResMed Inc.’s Registration Statements on Form S-8 (No. 333-08013, 333-88231, 333-115048, 333-140350, 333-140351, 333-156065, 333-164527, 333-167183, 333-181317, 333-186386 and 333-194225).

/s/ Bennett Thrasher LLP

Atlanta, Georgia

June 9, 2016